Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PRGX Global, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2013, relating to the consolidated financial statements and financial statement schedule of PRGX Global, Inc. and subsidiaries, and the effectiveness of PRGX Global, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Atlanta, Georgia

May 31, 2013